UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2011

Lakes Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Cheshire Lane, Suite 101, Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 449-9092

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written	communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting	material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 22, 2011, Lakes Maryland Development, LLC (“Lakes Development”), an indirect wholly owned subsidiary of Lakes Entertainment, Inc., entered into a joint venture with Addy Entertainment, LLC to form Evitts Resort, LLC (“Joint Venture”), which submitted a response to a request for proposal by the State of Maryland Video Lottery Facility Location Commission (“Commission”) for a video lottery operation license (“License”) in Allegany County, Maryland. The Commission will evaluate applications and award the License to operate a video lottery operation at the Rocky Gap Lodge & Golf Resort in Cumberland, Maryland (“the Resort”). The License has an initial term of 15 years and is expected to be awarded in late 2011. Lakes Development made an initial investment of approximately $2.1 million (“Initial Investment”) in the Joint Venture which was used to fund the application fee for its response to the request for proposal. The Initial Investment will be returned by the Commission if the License is not awarded to the Joint Venture. If the Commission awards the License to the Joint Venture, under the Joint Venture agreement, Lakes Development must invest an additional $7.9 million and is to be the majority owner of the Joint Venture. The Joint Venture will be required to raise additional funds to fully finance the development.

Also on September 22, 2011, Lakes Maryland Casino Management, LLC (“Lakes Management”), an indirect wholly owned subsidiary of Lakes Entertainment, Inc. entered into a Development Services and Management Agreement (“Management Agreement”) with the Joint Venture to develop and manage the gaming facility and existing facilities at the Resort. If the Joint Venture is awarded the License, as compensation for its services under the Management Agreement, Lakes Management will receive a monthly fee equal to two percent (2%) of total revenues, plus a monthly incentive fee equal to five percent (5%) of EBITDA.

A copy of the Limited Liability Company Agreement for Evitts Resort, LLC is attached as Exhibit 10.1 and a copy of the Development Services and Management Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K.

A copy of the press release issued by Lakes on September 26, 2011 pertaining to the aforementioned agreements is being furnished to the Securities and Exchange Commission and is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibit

10.1	The Limited Liability Company Agreement for Evitts Resort, LLC by and between Lakes Maryland Development, LLC and Addy Entertainment, LLC, effective September 22, 2011

10.2	The Development Services and Management Agreement by and between Lakes Maryland Casino Management, LLC and Evitts Resort, LLC, effective September 22, 2011

99.1	Lakes Entertainment, Inc. Press Release dated September 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)

Date: September 27, 2011	/s/ Timothy J. Cope
Name: Timothy J. Cope
Title: President and Chief Financial Officer

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